UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

GENMARK DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34753	27-2053069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5964 La Place Court, Suite 100

Carlsbad, California

(Address of principal executive offices, including zip code)

760-448-4300

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

GenMark Diagnostics, Inc. (“GenMark”) held its 2013 Annual Meeting of Stockholders on May 22, 2013 (the “Annual Meeting”), at which a total of 28,356,735 shares of GenMark common stock, or approximately 86.6% of the shares entitled to vote, were represented in person or by valid proxies. Set forth below are final voting results for the four proposals that were subject to a vote of GenMark’s stockholders at the Annual Meeting.

1.	For the proposal to elect two nominees for director to serve a three-year term expiring at GenMark’s 2016 Annual Meeting of Stockholders, the voting results were as follows:

Name of Directors Elected	For	Withhold	Broker Non-Votes
Christopher Gleeson	23,984,132	25,286	4,347,317
Stephen Worland, Ph.D.	24,006,681	2,737	4,347,317

The following individuals are continuing directors with terms expiring at GenMark’s 2014 Annual Meeting of Stockholders: Daryl J. Faulkner and James Fox, Ph.D.

The following individuals are continuing directors with terms expiring at GenMark’s 2015 Annual Meeting of Stockholders: Kevin O’Boyle and Hany Massarany.

2.	For the proposal to approve the GenMark Diagnostics, Inc. 2013 Employee Stock Purchase Plan, the voting results were as follows:

For	Against	Abstain	Broker Non-Votes
23,974,163	3,591	31,644	4,347,317

3.	For the proposal to ratify Deloitte & Touche LLP as GenMark’s independent registered public accounting firm for the fiscal year ending December 31, 2013, the voting results were as follows:

For	Against	Abstain
28,254,625	83,343	18,767

4.	For the proposal to approve, on an advisory basis, the compensation of GenMark’s named executive officers, the voting results were as follows:

For	Against	Abstain	Broker Non-Votes
23,983,521	14,590	11,307	4,347,317

No other items were presented for stockholder approval at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date: May 29, 2013	/s/ Eric Stier
Eric Stier Senior Vice President and General Counsel